First Merchants Corporation

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717
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July 17, 2020

Dear First Merchants Corporation Shareholder:

Effective July 17, 2020, we have engaged Broadridge Corporate Issuer Solutions, Inc. to serve as our Transfer Agent. We selected Broadridge because of their focus on improving the shareholder experience. As a First Merchants Shareholder, you can expect better tools and a higher level of service when managing your account.

Your First Merchants shareholder account has been set up with Broadridge using the following account number: ***LETTER_ACCOUNT_NUMBER.*** Your account number will be needed to access your account at http://shareholder.broadridge.com/FRME. There are detailed instructions regarding setting up your online account on the reverse side of this letter. Broadridge is available to assist with all stock registry requests for our shareholders, including change of address and certificate replacement.

If your shares are held in certificate format, your current certificate will remain active and no further action is required.

You may reach the Broadridge team by any of the contact methods below:

Website:	http://shareholder.broadridge.com/FRME	
E-mail:	shareholder@broadridge.com	
Telephone:	1-888-401-4448 or 1-626-427-6431	
Mail:	***Regular Mail***	***Overnight Mail***
	Broadridge Shareholder Services c/o Broadridge Corporate Issuer Solutions PO Box 1342 Brentwood, NY 11717-0718	Broadridge Shareholder Services c/o Broadridge Corporate Issuer Solutions 1155 Long Island Avenue Edgewood, NY 11717-8309 Attn: IWS

Broadridge will replace services previously provided by American Stock Transfer and Trust (AST). Broadridge has also been appointed as plan administrator of the First Merchants Dividend Reinvestment and Stock Purchase Plan. Participants may view the revised plan prospectus at ir.firstmerchants.com.

Please contact Broadridge or the First Merchants Shareholder Relations Department at (765) 741-7278, or via e-mail, shareholderrelations@firstmerchants.com if you have any questions.

Very truly yours,

Michael C. Rechin

Michael C. Rechin
President and Chief Executive Officer

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CREATING YOUR ONLINE ACCOUNT If you have an individual or joint tenant registration, are a U.S. citizen, and have a certified Taxpayer Identification Number (TIN) on file, you can go to our website now to access your account online. You can also link multiple accounts into one profile on our website by clicking “Link Accounts” at the login page and following on-screen instructions. If your TIN is not certified, please contact us to request an IRS Form W-9 form to certify your account. If the account has a corporate registration, your request must be submitted in writing with a resolution affixed with a corporate seal authorizing the requestor to act on behalf of the corporation. For individual registrations and joint tenant registrations: 1. Go to our website: http://shareholder.broadridge.com/FRME 2. At the top right of the homepage, click “Log In.” 3. On the login page, click “Create Profile.” SAMPLE - DO NOT MAIL 4. Click the box that indicates: “Individuals; Joint Tenant.” 5. Enter your name, account number (for the first four digits please use the “search” capabilities and select the class of stock), and social security number (SSN) and click “Continue.” 6. You will be required to answer 3 security questions for verification purposes. 7. Once you have answered these questions, click on “Submit.” If you answered one or more of the questions incorrectly, you may attempt the verification process a second time. If the second attempt does not work, you will be required to wait 24 hours before retrying. 8. You will be prompted to enter your e-mail address in both boxes. Click on “Accept the Terms and Conditions” then click on “Submit.” 9. A secure link will be sent to your e-mail address. This secure link is only valid for 12 hours. 10. Click the link to complete the process. You will be directed to a new browser tab and will be prompted to change your password. This new password must be 8 characters long, with at least one capital letter and one number. 11. You can now use your e-mail address and this new password to access your account online. For foreign shareholders and all other registration types (e.g, custodial, trust, etc.): 1. Go to our website: http://shareholder.broadridge.com/FRME 2. On the login page, click “Create Profile.” 3. Click the box that indicates: “Trustees; Non US Citizen; Custodian for a Minor; Others.” 4. By selecting this account type, you will automatically be redirected to an online PIN request form. 5. Complete the request by supplying your account number (for the first four digits please use the “search” capabilities and select the class of stock), name, address on record, phone number, and e-mail address. 6. A PIN will be mailed to the address on record within 10 business days. 7. Once you receive the PIN in the mail, follow the instructions listed on the letter to access your account online. 8. If you do not receive a PIN within 10 business days, contact us at 1-888-401-4448 or 1-626-427-6431.